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                                                                    EXHIBIT 10.4

AMENDMENT NO. 3


to


Joint Venture Agreement


by and between


Cytec Melamine Inc. (formerly Cyanmid Melamine, Inc.)


and


DSM Melamine Americas, Inc. (formerly DCP Melamine North America, Inc.)













AMENDMENT NO.DOC



This Amendment No. 3 to the Joint Venture Agreement made and entered into this 30TH day of January, 1995 and effective as of January 1, 1994 by and between
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Cytec Melamine Inc.


and


DSM Melamine Americas, Inc.


WITNESSETH THAT


WHEREAS

-the parties hereto are parties to a Joint Venture Agreement dated April 15, 1986,

-the parties wish to revise Section 5 (f) (X) 1) because the "Wage Index" referred therein is defined as the index of Compensation Per Hour for the Nonfarm Business Sector which is no longer reported by the Bureau of Labor Statistics' Employment and Earnings Report.


NOW, THEREFORE, the parties hereby have agreed as follows:


1.  Definitions
---------------
Terms defined in the Joint Venture Agreement shall have the same meaning in this Amendment No. 3 to the Joint Venture Agreement.

2.  Section 5 (f) (X) 1) of the Joint Venture Agreement
-------------------------------------------------------
Lines 9 through 13 shall be restated as follows:


"The Wage Index referred to above is defined as the index of Industrial Analytical Ratios for the nonfarm Business Sector, All Persons, as published by the Bureau of Labor Statistics, U.S. Department of Labor, Office of Productivity and Technology, Washington, D.C. 20212-001."

AS WITNESS the hands of the duly authorized representatives of the parties hereto the day and year first before written.
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CYTEC MELAMINE INC.                     DSM MELAMINE AMERICAS, INC.



By:    /s/ J. Barry Reid                By:    /s/ B.B. McCloud
       -----------------                       ----------------
Name:  J. Barry Reid                    Name:  B.B. McCloud
Title: President                        Title:  President



EXHIBIT10.4.DOC